Exhibit 10.28

Bridgewater Bancshares, Inc.

First Amendment to
Employment Agreement

This First Amendment to Employment Agreement (this “Amendment”) is made and entered into as of January 31, 2025 (the “Effective Date”), by and between Bridgewater Bancshares, Inc. (the “Company”), Bridgewater Bank (the “Bank,” and together with the Company, the “Employer”), and Lisa Salazar (“Executive,” and together with the Employer, the “Parties”).

Recitals

A.Executive and the Employer are parties to that certain Employment Agreement dated January 1, 2022 (the “Employment Agreement”).
B.Pursuant to Section 15 of the Employment Agreement, by this writing, the Parties desire to amend the Employment Agreement as provided herein.

Agreements

In consideration of the foregoing and of the mutual promises and covenants of the Parties set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby covenant and agree to the following revisions to the Employment Agreement:

1.Section 1 of the Employment Agreement is hereby amended by deleting the existing last sentence thereof and replacing it with the following new sentence:

“Notwithstanding any provision of this Agreement to the contrary, if a Change in Control occurs during the Employment Period, this Agreement shall remain in effect for the two (2)-year period following the Change in Control and shall then terminate.”

2.Section 4(c)(ii) of the Employment Agreement is hereby amended by deleting the existing language thereof and replacing it with the following new language:

“For purposes of this Agreement, ‘Severance Amount’ means (A) for any Termination other than during a Covered Period, an amount equal to one hundred percent (100%) of Executive’s then-current Annual Base Salary as of the respective Termination; or (B) for a Termination during a Covered Period, an amount equal to two hundred percent (200%) of Executive’s Base Compensation as of the respective Termination.”

3.All other provisions of the Employment Agreement remain in full force and effect.

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In witness whereof, the Parties have executed this Amendment as of the Effective Date.

Bridgewater Bancshares, Inc.Lisa Salazar

By:

Jerry Baack, CEO

Bridgewater Bank

By:

Jerry Baack, CEO